UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2018
_______________
METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-2816 (Commission File Number)	36-2090085 (IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Methode Electronics, Inc. (the “Company”) previously reported that John R. Hrudicka, Vice President, Corporate Finance and Chief Financial Officer, ceased to be employed by the Company. Mr. Hrudicka’s last day of employment was March 12, 2018. On March 31, 2018, the Company entered into an Agreement and General Release with Mr. Hrudicka which became effective on April 7, 2018 after a revocation period (the “Agreement”).

Pursuant to the Agreement, Mr. Hrudicka is entitled to certain compensation in return for a release of claims and an eighteen-month non-compete covenant. Mr. Hrudicka will be paid his annual salary of $464,000 for eighteen months, in accordance with the Company’s regular payroll practices, and $50,000 in connection with his relocation from Quincy, Illinois. Mr. Hrudicka is also entitled to continuing coverage under the Company’s health plan through September 30, 2019.

A copy of the Agreement is attached hereto as Exhibit 10.1, and this description is qualified by reference to the full text of the Agreement.

Item 9.01    Financial Statements And Exhibits.
(d)    Exhibits.
10.1    Agreement and General Release between the Company and John R. Hrudicka, effective April 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2018	METHODE ELECTRONICS, INC. By: /s/ Donald W. Duda Donald W. Duda Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement and General Release between the Company and John R. Hrudicka, effective April 7, 2018